                                                                     EXHIBIT 2.1




                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                             DIGITAL ISLAND, INC.,

                            LOL ACQUISITION CORP.,

                    THE STOCKHOLDERS OF LIVE ON LINE, INC.

                                      AND

                              LIVE ON LINE, INC.


                               January 18, 2000

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
ARTICLE I. THE MERGER......................................................................       1
     1.1.  The Merger......................................................................       1
           ----------
     1.2.  Filing..........................................................................       1
           ------
     1.3.  Effective Date of the Merger....................................................       1
           ----------------------------
     1.4.  Certificate of Incorporation and Bylaws.........................................       2
           ---------------------------------------
     1.5.  Directors and Officers..........................................................       2
           ----------------------

ARTICLE II. CONSIDERATION AND CONVERSION...................................................       2
     2.1.  Consideration...................................................................       2
           -------------
     2.2.  Conversion......................................................................       2
           ----------
     2.3.  Surrender of Certificates.......................................................       3
           -------------------------
     2.4.  ................................................................................       3
      (h)  Lost, Stolen or Destroyed Certificates..........................................       5
           --------------------------------------

ARTICLE III. CERTAIN EFFECTS OF THE MERGER.................................................       5
     3.1.  Effect of the Merger............................................................       5
           --------------------
     3.2.  Further Assurances..............................................................       5
           ------------------

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO.............................       5
     4.1.  Corporate Organization..........................................................       5
           ----------------------
     4.2.  Capital Stock...................................................................       6
           -------------
     4.3.  Options and Other Rights........................................................       6
           ------------------------
     4.4.  Authority Relative to this Agreement............................................       6
           ------------------------------------
     4.5.  No Violation....................................................................       7
           ------------
     4.6.  SEC Filings; Financial Statements...............................................       7
           ---------------------------------
     4.7.  Absence of Certain Changes or Events............................................       8
           ------------------------------------
     4.8.  Brokers.........................................................................       8
           -------
     4.9.  Disclosure......................................................................       8
           ----------
     4.10. Warranties Survive Effective Date...............................................       8
           ---------------------------------

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SELLERS WITH
RESPECT TO SELLERS.........................................................................       9
     5.1.  Title to Common Stock...........................................................       9
           ---------------------
     5.2.  Authority Relative to this Agreement............................................       9
           ------------------------------------
     5.3.  No Violation....................................................................       9
           ------------
     5.4.  Warranties Survive Effective Date...............................................      10
           ---------------------------------

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
SELLERS WITH RESPECT TO LOL................................................................      10
     6.1.  Corporate Organization..........................................................      10
           ----------------------
     6.2.  LOL Subsidiaries; Investments...................................................      10
           -----------------------------
     6.3.  Capital Stock...................................................................      11
           -------------

     6.4.  Options and Other Rights........................................................     11
           ------------------------
     6.5.  Authority Relative to this Agreement............................................     11
           ------------------------------------
     6.6.  No Violation....................................................................     12
           ------------
     6.7.  Governmental Authorizations.....................................................     12
           ---------------------------
     6.8.  No Conflicts; Compliance with Law...............................................     12
           ---------------------------------
     6.9.  Litigation......................................................................     12
           ----------
     6.10. Financial Statements and Reports................................................     13
           --------------------------------
     6.11. Absence of Certain Changes or Events............................................     13
           ------------------------------------
     6.12. Employment Agreements...........................................................     13
           ---------------------
     6.13. ERISA...........................................................................     14
           -----
     6.14. Ownership and Use of Tangible Assets............................................     15
           ------------------------------------
     6.15. Environmental Matters...........................................................     17
           ---------------------
     6.16. Tax Matters.....................................................................     17
           -----------
     6.17. Labor Matters...................................................................     18
           -------------
     6.18. Material Contracts..............................................................     19
           ------------------
     6.19. Insurance.......................................................................     19
           ---------
     6.20. Transactions with Related Parties...............................................     19
           ---------------------------------
     6.21. Conflicts of Interest...........................................................     20
           ---------------------
     6.22. Accounts Receivable.............................................................     20
           -------------------
     6.23. No Undisclosed Liabilities......................................................     20
           --------------------------
     6.24. Banks...........................................................................     20
           -----
     6.25. Patents and Trademarks..........................................................     20
           ----------------------
     6.26. Year 2000.......................................................................     21
           ---------
     6.27. Brokers.........................................................................     21
           -------
     6.28. Disclosure......................................................................     22
           ----------
     6.29. Board Action....................................................................     22
           ------------
     6.30. Stockholder Vote................................................................     22
           ----------------
     6.31. Warranties Survive Effective Date...............................................     22
           ---------------------------------

ARTICLE VII. COVENANTS AND AGREEMENTS......................................................     23
     7.1.  Waiver of Certain Rights of Sellers.............................................     23
           -----------------------------------
     7.2.  Conduct Prior to the Effective Date.............................................     23
           -----------------------------------
     7.3.  Notification....................................................................     24
           ------------
     7.4.  Access to Properties and Records................................................     24
           --------------------------------
     7.5.  Negotiations....................................................................     25
           ------------
     7.6.  Stock Options...................................................................     25
           -------------
     7.7.  Employment Agreements...........................................................     26
           ---------------------
     7.8.  Lock-up Agreement of Sellers....................................................     26
           ----------------------------
     7.9.  Commercially Reasonable Efforts.................................................     26
           -------------------------------
     7.10. Sellers' Access.................................................................     26
           ---------------
     7.11. Cooperation and Exchange of Information.........................................     26
           ---------------------------------------
     7.12. Release of Guarantees...........................................................     27
           ---------------------

ARTICLE VIII. CONDITIONS PRECEDENT.........................................................     29
     8.1.  Conditions to Each Party's Obligation to Effect the Merger......................     29
           ----------------------------------------------------------
     8.2.  Conditions to the Obligation of Sellers and LOL to Effect the Merger............     29
           --------------------------------------------------------------------
     8.3.  Conditions to Obligation of Parent and Newco to Effect the Merger...............     30
           -----------------------------------------------------------------

ARTICLE IX. INDEMNIFICATION................................................................     31
     9.1.  Indemnification of Parent and Newco.............................................     31
           -----------------------------------
     9.2.  Indemnification of Sellers......................................................     31
           --------------------------
     9.3.  Procedure Relative to Indemnification...........................................     32
           -------------------------------------
     9.4.  Limits on Indemnification Claims by Sellers.....................................     32
           -------------------------------------------
     9.5.  Limits on Indemnification Claims by Parent and Newco............................     33
           ----------------------------------------------------
     9.6.  Sole Remedy.....................................................................     33
           -----------

ARTICLE X. TERMINATION AND WAIVER..........................................................     33
     10.1. Termination.....................................................................     33
           -----------
     10.2. Effect of Termination...........................................................     34
           ---------------------
     10.3. Waiver..........................................................................     34
           ------

ARTICLE XI. MISCELLANEOUS..................................................................     34
     11.1. Expenses and Fees...............................................................     34
           -----------------
     11.2. Notices.........................................................................     34
           -------
     11.3. Headings........................................................................     35
           --------
     11.4. Publicity.......................................................................     35
           ---------
     11.5. Entire Agreement................................................................     36
           ----------------
     11.6. Assignment......................................................................     36
           ----------
     11.7. Counterparts....................................................................     36
           ------------
     11.8. Severability....................................................................     36
           ------------
     11.9. Governing Law...................................................................     36
           -------------
     11.10.Facsimile Copy..................................................................     36
           --------------

                                   EXHIBITS

Exhibit A      Certificate of Merger
Exhibit B      Merger Consideration
Exhibit C      Stock Options
Exhibit D      Employee List
Exhibit E      Opinion of Brobeck, Phleger & Harrison LLP
Exhibit F      Form of Registration Rights Agreement
Exhibit G      Opinion of Rosenman & Colin LLP
Exhibit H      Form of Noncompetition Agreement

                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of January 18, 2000 by and among Digital Island, Inc., a Delaware corporation ("Parent"), LOL Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Parent ("Newco"), the stockholders of Live on Line, Inc. set forth on the signature page hereto ("Sellers") and Live on Line, Inc., a New York corporation ("LOL" and, following effectiveness of the Merger, sometimes referred to as the "Surviving Corporation").

          WHEREAS, the Boards of Directors of Parent, Newco and LOL deem it advisable and in the best interests of their respective corporations and the stockholders of their respective corporations to merge Newco with and into LOL (the "Merger") upon the terms and conditions set forth herein and in accordance with the Business Corporation Law of the State of New York (the "Business Corporation Law");

          WHEREAS, the Boards of Directors of Parent, Newco and LOL (and Parent, in its capacity as sole stockholder of Newco) have approved the Merger upon the terms and subject to the conditions set forth herein; and

          WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC").

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereby agree as follows:

                                  ARTICLE I.

                                  THE MERGER

     1.1.  The Merger. Upon the terms and conditions hereinafter set forth
           ----------
herein and in accordance with the Business Corporation Law, at the Effective Date (as defined below), Newco shall be merged with and into LOL and thereupon the separate existence of Newco shall cease, and LOL, as the Surviving Corporation, shall continue to exist under and be governed by the Business Corporation Law.

     1.2.  Filing. Upon the satisfaction (or, to the extent permitted by law,
           ------
the waiver) of the conditions set forth in Section VIII, Newco and LOL will cause a Certificate of Merger, in substantially the form of Exhibit A (the "Certificate of Merger"), to be executed and filed with the Secretary of State of the State of New York as provided in Section 904 of the Business Corporation Law.

     1.3.  Effective Date of the Merger. The Merger shall become effective
           ----------------------------
immediately upon the filing of the Certificate of Merger with the Secretary of State of New York in accordance with Section 904 of the Business Corporation Law, or at such other time as Parent and LOL shall agree and specify in the Certificate of Merger. The effective time of the Merger is herein sometimes referred to as the "Effective Date."

     1.4.  Certificate of Incorporation and Bylaws. LOL as in effect immediately
           ---------------------------------------
prior to the Effective Date shall be the certificate of incorporation of the Surviving Corporation and the Bylaws of LOL as in effect on the date hereof shall be the Bylaws of the Surviving Corporation.

     1.5.  Directors and Officers. The persons who are directors and officers of
           ----------------------
Newco immediately prior to the Effective Date shall, after the Effective Date, serve as the directors and officers of the Surviving Corporation until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                  ARTICLE II.

                         CONSIDERATION AND CONVERSION

     2.1.  Consideration.
           -------------
           (a) Aggregate Consideration. In the Merger, all outstanding shares of LO shall be converted into the right to an aggregate consideration of (i) 799,989 shares of Common Stock, $.001 par value per share, of Parent (the "Parent Common Stock") on the Effective Date, and (ii) cash in the amount of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000) payable in accordance with paragraph (b) below, in exchange for all of the issued and outstanding common stock of LOL (the "LOL Common Stock"), payable in accordance with paragraphs (b) and (c) below.

           (b) The Cash Consideration. Each Seller shall receive by wire transfer of immediately available funds the cash consideration set forth beside his or her name on Exhibit B (the "Cash Consideration"), which Cash Consideration shall not exceed an aggregate of Five Million Two Hundred and Fifty Thousand Dollars ($5,250,000). Each Seller shall receive fifty percent (50%) of the Cash Consideration at the Effective Date, payable by wire transfer of immediately available funds, and the remaining fifty percent (50%) upon the earlier to occur of (i) completion of an underwritten public offering of Parent Common Stock and (ii) six months from the date hereof, payable by wire transfer of immediately available funds, in each case subject to adjustment as provided in Section 7.13(d) hereof.

           (c)  The Stock Consideration.  At the Effective Date, each Seller
                -----------------------
shall receive a certificate or certificates representing the number of shares of Parent Common Stock set forth beside his or her name on Exhibit B (the "Stock Consideration").

     2.2.  Conversion. At the Effective Date, each issued and outstanding share
           ----------
of LOL Common Stock, other than (i) shares of LOL Common Stock, if any, owned of record by Parent or Newco and (ii) shares of LOL Common Stock, if any, held in the treasury of LOL, shall automatically be converted into, and certificates formerly representing such shares of LOL Common Stock shall represent, the right to receive the Cash Consideration and the Stock Consideration (collectively, the "Merger Consideration").

           (a)  Conversion of Newco Common Stock.  At the Effective Date, each
                --------------------------------
issued and outstanding share of common stock, no par value per share, of Newco (the "Newco Common Stock") shall be converted into one share of common stock, no par value per share, of the Surviving Corporation (the "Surviving Corporation Common Stock").

           (b)  Cancellation of Certain LOL Common Stock.  All shares of LOL
                ----------------------------------------
Common Stock which are held by LOL as treasury shares or which are owned of record by Parent or Newco shall be canceled and retired and cease to exist, without any conversion thereof or payment with respect thereto.

           (c)  Exchange of Certificates Representing Newco Common Stock.
                --------------------------------------------------------
Parent, as the sole stockholder of Newco, shall, upon surrender to the Surviving Corporation of certificates formerly representing Newco Common Stock, receive a certificate representing the number of shares of Surviving Corporation Common Stock into which such shares of Newco Common Stock shall have been converted pursuant to Section 2.2(a).

           (d)  Adjustments.  In the event that, subsequent to the date of this
                -----------
Agreement but prior to the Effective Date, LOL changes the number of shares of LOL Common Stock or Parent changes the number of shares of Parent Common Stock issued and outstanding as a result of a stock split, stock combination, stock dividend, recapitalization, redenomination of share capital or other similar transaction, the Stock Consideration shall be appropriately adjusted.

           (e)  Fractional Shares.  No fraction of a share of Parent Common
                -----------------
Stock will be issued, but in lieu thereof, on the Effective Date, each holder of shares of LOL Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $55.66.

     2.3.  Surrender of Certificates.
           -------------------------

           (a)  Exchange Agent.  Parent shall act as exchange agent (the
                --------------
"Exchange Agent") in the Merger.

           (b)  Parent to Provide Common Stock and Cash.  On or prior to the
                ---------------------------------------
Effective Date, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, (i) the shares of Parent Common Stock issuable pursuant to Section 2.1(c) in exchange for shares of LOL Common Stock outstanding immediately prior to the Effective Date, (ii) the Cash Consideration pursuant to Section 2.1(b), and (iii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 2.2(e).

           (c)  Exchange Procedures.  On or prior to the Effective Date, each
                -------------------
holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Date represented outstanding shares of LOL Common Stock, whose shares were converted into the right to receive shares of Parent Common Stock and Cash Consideration (and cash in lieu of fractional shares) pursuant to Section 2.2 shall surrender each such Certificate for cancellation to Parent or to such other agent or agents as may be appointed by Parent. The holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause to be delivered to such holder or to his or her designee
(i) within five (5) business days of the Effective Date, a certificate representing the number of whole shares of Parent Common Stock, (ii) payment of the Cash Consideration pursuant to Section 2.1(b) and (iii) payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.2(e), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Date, represented shares of LOL Common Stock will be deemed from and after the Effective Date, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of LOL Common Stock shall have been so converted and the right to receive (i) the Cash Consideration in accordance with Section 2.1(b) and (ii) an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.2(e).

           (d)  Distributions With Respect to Unexchanged Shares.  No dividends
                ------------------------------------------------
or other distributions with respect to Parent Common Stock with a record date after the Effective Date will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Date theretofore payable (but for the provisions of this Section 2.3(d)) with respect to such shares of Parent Common Stock.

           (e)  Transfers of Ownership.  If any certificate for shares of Parent
                ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

           (f)  No Liability.  Notwithstanding anything to the contrary in this
                ------------
Section 2.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

           (g)  No Further Ownership Rights in LOL Common Stock. All shares of
                -----------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of LOL Common Stock in accordance with the terms hereof (including the Cash Consideration and any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of LOL Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of LOL Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date,

Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

           (h)  Lost, Stolen or Destroyed Certificates. In the event any
                --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, the Cash Consideration and cash in lieu of fractional shares as may be required pursuant to this Article II; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                 ARTICLE III.

                         CERTAIN EFFECTS OF THE MERGER

     3.1.  Effect of the Merger. The Merger shall have the effects set forth in
           --------------------
Section 906 of the Business Corporation Law.

     3.2.  Further Assurances. If, at any time after the Effective Date, the
           ------------------
Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of LOL and Newco acquired or to be acquired by reason of, or as a result of, the Merger or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its officers and directors shall execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized to take any and all such action.

                                  ARTICLE IV.

              REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

     Parent and Newco hereby jointly and severally represent and warrant to Sellers and LOL that the following statements are true on and as of the date hereof and will be true on and as of the Effective Date:

     4.1.  Corporate Organization. Parent is a corporation duly organized,
           ----------------------
validly existing and in good standing under the laws of the State of Delaware and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, each with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and each is qualified or licensed to do business and is in good standing in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification or licensure necessary, except to the extent any failure to be so qualified or licensed, in the aggregate, would not have a material adverse effect on the financial condition, results of operations, properties, prospects or business of Parent and the Parent Subsidiaries (as defined below), taken as a whole (a "Parent Material Adverse Effect").

          Parent Subsidiaries; Investments.  Other than Sandpiper Networks, Inc.
          --------------------------------
(the "Parent Subsidiary"), Parent has no material subsidiaries. The Parent Subsidiary is duly organized, validly existing and in good standing under the laws of the state or country of its incorporation or formation, with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification or licensure necessary, except to the extent any failure be so qualified or licensed, in the aggregate, would not have a Parent Material Adverse Effect.

     4.2.  Capital Stock.
           -------------

           (a) The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, of which 60,679,888 shares are issued and outstanding as of December 31, 1999, and (ii) 10,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid and nonassessable and not subject to preemptive rights

           (b) All of the shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights or similar contractual rights granted by Parent.

     4.3.  Options and Other Rights. Except for outstanding options under
           ------------------------
Parent's stock option plans and Parent's right to repurchase any unvested shares under its stock options plans, there are no outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements or arrangements of any kind to purchase or otherwise to receive from Parent or the Parent Subsidiary any shares of capital stock or any other security of Parent or the Parent Subsidiary, and there are no outstanding securities of any kind convertible into or exchangeable for such capital stock.

     4.4.  Authority Relative to this Agreement. Each of Parent and Newco has
           ------------------------------------
full corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Newco of this Agreement and by Parent of the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Newco. This Agreement has been duly executed and delivered by Parent and Newco and the Registration Rights Agreement has been duly executed and delivered by Parent, and each constitutes a legal, valid and binding obligation of Parent and Newco, enforceable against each of Parent and Newco in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     4.5.  No Violation. The execution, delivery and performance of this
           ------------
Agreement by each of Parent and Newco, the execution, delivery and performance of the Registration Rights Agreement by Parent, and the consummation by each of them of the transactions contemplated hereby and thereby will not (i) violate or conflict with any provision of any law applicable to Parent or Newco or by which any property or asset of Parent or Newco is bound, (ii) require the consent, waiver, approval, license or authorization of or any filing by Parent or Newco with any public authority (other than filing of the Certificate of Merger with the Secretary of State of the State of New York) or any other party or (iii) violate, conflict with, result in a breach of or the acceleration of any obligation under, constitute a default (or an event which with notice or the lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any claims, liens, pledges, options, charges, security interests, deeds of trust, mortgages, rights of way, easements, encumbrances or rights of third parties of any kind or nature whatsoever (collectively, an "Encumbrance") on any property or asset of Parent or Newco pursuant to any provision of, any
(x) charter or bylaw, or (y) indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which Parent, the Parent Subsidiary or Newco is subject or by which Parent, the Parent Subsidiary or Newco or any of their respective properties or assets are bound, except, in the case of (y) above, to the extent the failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, or to the extent such violations, conflicts, breaches or defaults, in the aggregate, would not have a Parent Material Adverse Effect or materially and adversely affect Parent's or Newco's ability to consummate the transactions contemplated hereby

     4.6.  SEC Filings; Financial Statements.
           ---------------------------------

           (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it with the Securities and Exchange Commission ("SEC") and the Nasdaq National Market ("NNM") since June 30, 1999 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Effective Date, the "Parent Reports"). Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the NNM, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable governmental entity.

           (b) Except as is provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Parent and the consolidated Parent Subsidiaries for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

           (c) Except as and to the extent set forth or reserved against on the consolidated balance sheets of Parent and the Parent Subsidiaries as reported in the Parent Reports, including the notes thereto, none of Parent or the Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since November 30, 1999 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     4.7.  Absence of Certain Changes or Events. Except as disclosed in the
           ------------------------------------
Parent Reports filed prior to the date of this Agreement, since November 30, 1999, (a) there has not been (i) any condition, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or which would reasonably be expected to prevent, hinder or materially delay the ability of Parent or Newco to consummate the Merger, (ii) any material change by Parent or the Parent Subsidiary in its accounting methods, principles or practices, or (iii) any event pursuant to which Parent or the Parent Subsidiary has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement, in each case, outside of the ordinary course of business which, individually or in the aggregate, would be reasonably expected to have a Parent Material Adverse Effect, and (b) Parent and the Parent Subsidiaries have conducted their respective businesses in the ordinary course substantially consistent with past practice.

     4.8.  Brokers. Parent has not dealt with, retained, employed or used any
           -------
agent, finder, broker or other representative in any manner which could result in Sellers or LOL being liable for any fee or commission in the nature of a finder's fee or originator's fee in connection with the subject matter of this Agreement.

     4.9.  Disclosure. No representation or warranty of Parent herein and no
           ----------
statement, information or certificate furnished or to be furnished by Parent or its counsel, accountants or other agents pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     4.10. Warranties Survive Effective Date. The warranties and representations of Parent herein contained shall be complete and correct on the date hereof and on the Effective Date, and shall survive the Effective Date for a twenty-four
(24) month period following the Effective Date (the "Survival Date"), except any claim based on an inaccuracy of a representation or the breach of a warranty which is known by Parent to be false at the time such representation or warranty is made (a "Parent Fraud Claim") shall survive the Effective Date until ninety (90) days after the expiration of the applicable statute of limitations, together with any extensions or waivers thereof approved by Parent; provided, however, that if Sellers and LOL provide written notice to Parent as specified in Section 9.3 of any claim for which Sellers or LOL seeks indemnification pursuant to Article IX, prior to the applicable Survival Date, the claim so made shall survive the Effective Date until resolved. Any claim not so made in writing prior to the applicable Survival Date shall be deemed to have been waived by Sellers and LOL and no other party shall have further liability therefor.


                                  ARTICLE V.

                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                            WITH RESPECT TO SELLERS

          Except as otherwise disclosed to Parent and Newco in a letter delivered to them prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Sellers/LOL Disclosure Letter"), Sellers hereby severally represent and warrant as to each such Seller to Parent and Newco that the following statements are true on and as of the date hereof and will be true on and as of the Effective Date:

          5.1. Title to Common Stock. Each Seller is the record and beneficial
               ---------------------
owner of, and has good, valid and marketable title to, the LOL Common Stock set forth beside his or her name on Exhibit B, free and clear of any and all Encumbrances or other rights of third parties of any kind or nature whatsoever affecting his or her ability to transfer such LOL Common Stock to Newco.

          5.2. Authority Relative to this Agreement.
               ------------------------------------

          Each Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller, and constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          5.3. No Violation. The execution, delivery and performance of this
               ------------
Agreement by each Seller and the consummation of the transactions contemplated hereby will not (i) violate or conflict with any provision of any material law applicable to any Seller or by which any property or asset of any Seller is bound, (ii) require the consent, waiver, approval, license or authorization of, or any filing by, any Seller with any public authority, or (iii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or a loss of a benefit under, or result in the creation of any Encumbrance on any property or asset of any Seller pursuant to any provision of, any (x) charter or bylaw, or
(y) indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which any Seller is subject or by which any Seller or any of their respective properties or assets are bound, except, in the case of (y) above, to the extent the failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, or to the extent such violations, conflicts, breaches or defaults, in the aggregate, would not have a material adverse effect on the financial condition, results of operations, properties, prospects or business of LOL and the LOL Subsidiaries (as defined below), taken as a whole (an "LOL Material Adverse Effect"), or materially and adversely affect such Seller's ability to consummate the transactions contemplated hereby. Such Seller is acquiring the shares of Parent Common Stock to be issued in the Merger for his or her own account and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          5.4. Warranties Survive Effective Date. There shall be no time limit
               ---------------------------------
on claims or actions brought for breach of any warranty or representation made in this Section V.

                                  ARTICLE VI.

            REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SELLERS
                              WITH RESPECT TO LOL

          Except as otherwise disclosed to Parent and Newco in the Sellers/LOL Disclosure Letter, Adam Cohen and Debra LaChance (collectively, the "Principal Sellers") hereby jointly and severally represent and warrant to Parent and Newco that the following statements are true on and as of the date hereof and will be true on and as of the Effective Date:

          6.1. Corporate Organization. LOL is a corporation duly organized,
               ----------------------
validly existing and in good standing under the laws of the State of New York, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification or licensure necessary, except to the extent any failure to be so qualified or licensed, in the aggregate, would not have an LOL Material Adverse Effect.

          6.2. LOL Subsidiaries; Investments. The Sellers/LOL Disclosure Letter
               -----------------------------
sets forth a list of all corporations, partnerships, limited liability companies, joint ventures or other business associations or entities, foreign or domestic, in which LOL owns, directly or indirectly, fifty percent (50%) or more of the shares of capital stock or other equity interests (including, without limitation, partnership interests) (each, an "LOL Subsidiary" and, collectively, the "LOL Subsidiaries"), and each other corporation, partnership, limited liability company, joint venture or other business association or entity, foreign or domestic, in which LOL owns, directly or indirectly, shares of capital stock or other equity interests (including, without limitation, partnership interests), indicating in each case the form of legal entity, the jurisdiction of incorporation or formation, the outstanding equity interests and the equity interest owned by LOL. Each LOL Subsidiary is duly organized, validly existing and in good standing under the laws of the state or country of its incorporation or formation, with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification or licensure necessary, except to the extent any failure be so qualified or licensed, in the aggregate, would not have an LOL Material Adverse Effect. The Sellers/LOL Disclosure Letter sets forth the form of legal entity, the jurisdiction of incorporation or formation, the foreign qualification, the outstanding equity interests and the equity interest owned by LOL of each LOL Subsidiary.

          6.3. Capital Stock.
               -------------

               (a) The authorized capital stock of LOL consists of 200 shares of LOL Common Stock, of which 191 shares are issued and outstanding. All of the outstanding shares of LOL Common Stock have been validly issued and are fully paid and nonassessable and not subject to preemptive rights. All of the outstanding shares of LOL Common Stock are owned of record by the Sellers. To the knowledge of the Principal Sellers, all of the shares of LOL Common Stock are owned beneficially by the Sellers.

               (b) Since November 30, 1999, LOL has not (i) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of LOL or any LOL Subsidiary, (ii) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more of the LOL Subsidiaries, any shares of capital stock of LOL or any LOL Subsidiary, or (iii) declared, set aside, made or paid to the shareholders of LOL, dividends or other distributions on the outstanding shares of capital stock of LOL or any LOL Subsidiary.

          6.4. Options and Other Rights. Except as set forth in the Sellers/LOL
               ------------------------
Disclosure Letter, there are no outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements or arrangements of any kind to purchase or otherwise to receive from LOL or any LOL Subsidiary any shares of capital stock or any other security of LOL or any LOL Subsidiary, and there are no outstanding securities of any kind convertible into or exchangeable for such capital stock.

          6.5. Authority Relative to this Agreement. LOL has full corporate
               ------------------------------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by LOL of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LOL. This Agreement has been duly executed and delivered by LOL, and constitutes a legal, valid and binding obligation of LOL, enforceable against LOL in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          6.6. No Violation. Except as set forth in the Sellers/LOL Disclosure
               ------------
Letter, the execution, delivery and performance of this Agreement by LOL and the consummation by it of the transactions contemplated hereby will not (i) violate or conflict with any provision of any law applicable to LOL or by which any property or asset of LOL is bound, (ii) require the consent, waiver, approval, license or authorization of or any filing by LOL with any public authority (other than filing of the Certificate of Merger with the Secretary of State of the State of New York) or any other party or (iii) violate, conflict with, result in a breach of or the acceleration of any obligation under, constitute a default (or an event which with notice or the lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any property or asset of LOL pursuant to any provision of, any (x) charter or bylaw, or (y) indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which LOL or any LOL Subsidiary is subject or by which LOL or any LOL Subsidiary or any of their respective properties or assets are bound, except, in the case of (y) above, to the extent the failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, or to the extent such violations, conflicts, breaches or defaults, in the aggregate, would not have an LOL Material Adverse Effect or materially and adversely affect LOL's ability to consummate the transactions contemplated hereby.

          6.7. Governmental Authorizations. Each of LOL and the LOL
               ---------------------------
Subsidiaries holds all governmental licenses, permits and other authorizations necessary to conduct its business (collectively, the "LOL Permits") and is in compliance with all requirements of all LOL Permits, except to the extent the failure to hold any LOL Permit or noncompliance with any LOL Permit, in the aggregate, would not have an LOL Material Adverse Effect. The LOL Permits are valid and sufficient in all material respects for all business currently carried on by LOL and the LOL Subsidiaries, and no suspension, cancellation or invalidation of any LOL Permit is pending or, to the best knowledge of Sellers and LOL, threatened which, in the aggregate, could have an LOL Material Adverse Effect.

          6.8. No Conflicts; Compliance with Law. Neither LOL nor any LOL
               ---------------------------------
Subsidiary is in conflict with, or in default or violation of, (i) its charter or bylaws (or other organizing documents), (ii) any law, rule, regulation, order, judgment, ordinance, regulation or decree applicable to LOL or by which any of its properties or assets are bound or affected or (iii) any indenture, mortgage, lien, lease, agreement, instrument, contract, note, bond, license, permit, franchise or other authorization or obligation to which LOL or any LOL Subsidiary is a party or by which LOL or any LOL Subsidiary or any of their respective properties or assets are bound or affected, except, in the cases of clauses (ii) and (iii), to the extent such conflicts, defaults or violations, in the aggregate, would not have an LOL Material Adverse Effect or materially and adversely affect LOL's ability to consummate the transactions contemplated hereby.

          6.9. Litigation. Except as set forth in the Sellers/LOL Disclosure
               ----------
Letter, there are no suits, investigations, arbitrations, mediations, actions, proceedings, unfair labor practice complaints or grievances pending or, to the best knowledge of Sellers and LOL, threatened against LOL or any LOL Subsidiary or with respect to any of their respective properties or assets before any court, arbitrator, administrator or governmental or regulatory authority or body which, in the aggregate, could reasonably be expected to have an LOL Material Adverse Effect. Neither LOL, any LOL Subsidiary nor any of their respective properties or assets are subject to any orders, judgments, injunctions or decrees which, in the aggregate, could have an LOL Material Adverse Effect.

          6.10. Financial Statements and Reports. LOL has delivered to Parent
                --------------------------------
(i) consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of LOL and the LOL Subsidiaries at and for the periods ended January 31, 1998 and 1999 and accompanying notes, audited by Incorvaia & Associates, independent auditors and certified public accountants (all of the foregoing financial statements, including the notes thereto, are referred to as the "LOL Audited Financial Statements") and (ii) consolidated unaudited balance sheet, statement of operations and retained earnings of LOL and the LOL Subsidiaries at and for the period ended November 30, 1999 (all of the foregoing financial statements are referred to as the "LOL Unaudited Financial Statements"). The LOL Audited Financial Statements have been prepared in conformity with GAAP throughout the periods covered, except as may be indicated in the notes thereto, and present fairly the financial position, results of operations and changes in financial position of LOL at the dates and for the periods indicated. The LOL Unaudited Financial Statements have been prepared in conformity with GAAP consistently applied throughout the period covered and present fairly the financial position, results of operations and changes in financial position of LOL at the date and for the period indicated, subject to normal recurring year-end adjustments.

          6.11. Absence of Certain Changes or Events. Since November 30, 1999
                ------------------------------------
except as disclosed in the Sellers/LOL Disclosure Letter, the business of LOL and the LOL Subsidiaries has been conducted in the ordinary course, and there has not been (i) any condition, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, an LOL Material Adverse Effect or which would reasonably be expected to prevent, hinder or materially delay the ability of LOL to consummate the Merger, (ii) any material indebtedness incurred by LOL or any LOL Subsidiary for money borrowed, or any other material transaction entered into by LOL or any LOL Subsidiary, other than in the ordinary course of business, (iii) any damage, destruction or losses, whether covered by insurance or not, which, in the aggregate, could reasonably be expected to have an LOL Material Adverse Effect, (iv) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to LOL capital stock, (v) any increase in the compensation payable or to become payable by LOL or any LOL Subsidiary to any employee, officer or director or in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such employee, officer or director, (vi) any material revaluation by LOL or any LOL Subsidiary of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (vii) any entry by LOL or any LOL Subsidiary into any commitment or transaction out of the ordinary course of business which is material to LOL or (viii) any change by LOL in accounting principles or methods except insofar as may be required by a change in GAAP.

          6.12. Employment Agreements. The Sellers/LOL Disclosure Letter sets
                ---------------------
forth a true and complete list of all employment agreements with any employee of LOL or any LOL Subsidiary and all bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, severance, salary continuation, material consulting, retirement (including health and life insurance benefits provided after retirement) agreements and arrangements with or for the benefit of any officer, employee or other person, or for the benefit of any group of officers, employees or other persons, other than employee benefit plans required to be disclosed pursuant to Section
6.13. To the best knowledge of Sellers and LOL, except as disclosed in the Sellers/LOL Disclosure Letter, neither LOL nor any LOL Subsidiary has made, or entered into any agreement to make, any payment that becomes payable as a result of the consummation of the transactions contemplated by this Agreement which would be treated as an "excess parachute payment" as defined in Section 280G of the IRC.

        6.13.  ERISA.
               -----

                (a)  Employee Benefit Plans.  The Sellers/LOL Disclosure Letter
                     ----------------------
sets forth a true and complete list of all employee benefit plans, as defined in
Section 3(3) of ERISA but without regard to any exclusions created by the regulations issued thereunder, that are sponsored, or are being maintained or contributed to, by LOL or any LOL Subsidiary (the "LOL Employee Benefit Plans"). LOL has furnished or made available to Parent (i) a true and complete copy of the current plan document and summary plan description for each LOL Employee Benefit Plan, (ii) a true and complete copy of the most recently filed Form 5500 (including the related schedules) with respect to each LOL Employee Benefit Plan for which such form is required to be filed and (iii) a true and complete copy of any trust agreement, insurance contract or other agreement or arrangement serving as a source of funding for any benefits payable under any LOL Employee Benefit Plan. With respect to each of the LOL Employee Benefit Plans that is intended to qualify for favorable income tax treatment under Section 401(a) of the IRC, except as otherwise set forth in the Sellers/LOL Disclosure Letter, (i) the IRS has issued a favorable determination letter with respect to such plan and (ii) LOL has furnished Parent with a copy of the determination letter most recently issued by the IRS with respect to such plan. Nothing has occurred since the issuance of each such determination letter which could reasonably be expected to cause the loss of the tax-qualified status of any LOL Employee Benefit Plan subject to Section 401(a) of the IRC.

                (b)  Compliance with Law.  Each LOL Employee Benefit Plan has
                     -------------------
been administered in compliance with the applicable requirements of ERISA and the IRC, and in compliance with all other applicable provisions of law, except for such noncompliance, if any, that, in the aggregate, would not have an LOL Material Adverse Effect. Without limiting the generality of the foregoing, (i) no "prohibited transactions" (as such term is defined in Section 4975 of the IRC or Section 406 of ERISA) have occurred with respect to any LOL Employee Benefit Plan that could result in the imposition of taxes or penalties that, in the aggregate, could have an LOL Material Adverse Effect and (ii) LOL has complied with all applicable provisions of Section 4980B of the IRC except for such noncompliance, if any, that, in the aggregate, would not have an LOL Material Adverse Effect. LOL has not incurred liabilities with respect to any LOL Employee Benefit Plan which, in the aggregate, could have an LOL Material Adverse Effect as a result of the violation of or the failure to comply with any applicable provision of ERISA, the IRC, any other applicable provision of law, or any provision of such plan. LOL has not failed to make any contribution to, or to make any payment under, any LOL Employee Benefit Plan that it was required to make pursuant to the terms of the plan or pursuant to applicable law in any amount which, in the aggregate, could have an LOL Material Adverse Effect. There is no pending or, to the best knowledge of Sellers and LOL, threatened legal action, proceeding or investigation against or involving any LOL Employee Benefit Plan which could result in liabilities to such LOL Employee Benefit Plan or LOL that, in the aggregate, could have an LOL Material Adverse Effect.

               (c)  Pension Plans. None of the LOL Employee Benefit Plans which
                    -------------
is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA (an "LOL Employee Pension Benefit Plan"), has incurred an "accumulated funding deficiency," within the meaning of Section 302 of ERISA or Section 412 of the IRC which, in the aggregate, could have an LOL Material Adverse Effect. No "reportable events," with respect to which a notice must be filed with the PBGC, have occurred with respect to any LOL Employee Pension Benefit Plan subject to Title IV of the ERISA which events, in the aggregate, could have an LOL Material Adverse Effect. No proceedings by the PBGC to terminate any LOL Employee Pension Benefit Plan pursuant to Subtitle C of Title IV of ERISA have been instituted or threatened which, in the aggregate, could have an LOL Material Adverse Effect. Except for any liabilities in an amount which, in the aggregate, would not have an LOL Material Adverse Effect, LOL has (i) not incurred any liability to the PBGC in connection with any LOL Employee Pension Benefit Plan, including any liability under Section 4069 of ERISA and any penalty imposed under Section 4071 of ERISA, (ii) not terminated any LOL Employee Pension Benefit Plan, or ceased operations at any facility or withdrawn from any LOL Employee Pension Benefit Plan, in a manner that could subject it to liability or any liens under Section 4062, 4063, 4064 or 4068 of ERISA or (iii) no knowledge as to the existence of any state of facts, or as to the occurrence of any transactions, that might reasonably be anticipated to result in any liability of LOL to the PBGC under any other provision of Title IV of ERISA.

               (d)  No Special Benefits. Neither the execution of this Agreement
                    -------------------
nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event): (i) entitle any current or former employee, officer, director or other service provider of LOL or any LOL Subsidiary to severance benefits, "excess parachute payments" within the meaning of Section 280G of the IRC, forgiveness of any outstanding indebtedness or any other payment or benefit from LOL or any LOL Subsidiary, (ii) increase the amount of any benefit or payment due any such employee, officer, director or service provider under any LOL Employee Benefit Plans or otherwise or (iii) result in any acceleration of the time of payment or vesting of any such benefits or payments.

               (e)  No Amendments. There has been no amendment to, written
                    -------------
interpretation or announcement (whether or not written) by LOL or any LOL Subsidiary relating to, and there has been no change in participation or coverage under, any LOL Employee Benefit Plan which would materially increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in LOL's financial statements.

          6.14.  Ownership and Use of Tangible Assets.
                 ------------------------------------

                 (a) Each of LOL and the LOL Subsidiaries has good title to, or a valid leasehold interest in, all tangible personal property and assets which are material to their respective operations as currently conducted free and clear of all Encumbrances except those which would not have an LOL Material Adverse Effect on LOL's or the LOL Subsidiaries' ability to use or enjoy beneficial ownership of their respective personal property or assets. Such tangible personal property and assets are set forth in the Sellers/LOL Disclosure Letter.

               (b) LOL does not own any real property. The Sellers/LOL Disclosure Letter contains a complete list and description of all real property leased by LOL or any LOL Subsidiary or used by LOL or any LOL Subsidiary in their respective operations (collectively, the "LOL Leased Real Property"), in each case indicating the entity leasing or using such property and the persons or entities from whom such property is being leased. The LOL Leased Real Property constitutes all of the real property interests leased or used in the operations of LOL or any LOL Subsidiary as currently conducted. With respect to all of the LOL Leased Real Property, LOL or any LOL Subsidiary has good and valid leasehold title thereto free and clear of all Encumbrances except those which would not have an LOL Material Adverse Effect on LOL's ability to use such LOL Leased Real Property as used in their respective operations as currently conducted. The structures, plants, improvements, systems (including, without limitation, heating, ventilation, air conditioning, electrical, plumbing, fire sprinkler, lighting, elevator and other mechanical systems) and fixtures located in or about the LOL Leased Real Property have been maintained in accordance with reasonable maintenance standards generally followed in the industry except those that would not have an LOL Material Adverse Effect. All other assets and property used in the business of LOL, and all assets and property reflected in the balance sheet of LOL dated November 30, 1999 (the "LOL Interim Balance Sheet") or acquired after the date of the LOL Interim Balance Sheet (other than assets or property sold or otherwise disposed of by LOL in the ordinary course of its business subsequent to such date) are in each case free and clear of all Encumbrances except those which would not have an LOL Material Adverse Effect. The buildings, machinery and equipment of LOL and each LOL Subsidiary are in good and serviceable condition, reasonable wear and tear excepted. The LOL Leased Real Property is being used by LOL and each LOL Subsidiary in compliance in all material respects with the terms of its applicable lease or occupancy agreement. Each lease or occupancy agreement for an LOL Leased Real Property is in full force and effect, there are no defaults thereunder nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute a default thereunder which could reasonably be expected to have an LOL Material Adverse Effect.

               (c) All tangible personal property of LOL and each LOL Subsidiary which is material to LOL's and each LOL Subsidiaries' operations has been maintained in accordance with reasonable maintenance standards generally followed in the industry and is physically located at or about their respective places of business. None of such tangible personal property is subject to any agreement, arrangement or understanding for its use by any person other than LOL or any LOL Subsidiary, the presence of which would have an LOL Material Adverse Effect.

               (d) The Sellers/LOL Disclosure Letter sets forth a complete and correct list of all tangible personal property leases to which LOL or any LOL Subsidiary is a party which involve annual lease payments of more than $50,000. Each such lease is in full force and effect against LOL or any LOL Subsidiary. All lease payments due to date on any such lease have been paid, and neither LOL nor any LOL Subsidiary is in default under any such lease. There are no disputes or disagreements between LOL or any LOL Subsidiary, on the one hand, and any other party with respect to any such lease.

          6.15.  Environmental Matters. LOL and each LOL Subsidiary and each LOL
                 ---------------------
Leased Real Property is in compliance with all, and LOL has no liability under any, applicable Environmental Laws, except to the extent the failure to be in such compliance or liability would not reasonably be expected to have an LOL Material Adverse Effect. Neither LOL, any LOL Subsidiary nor any LOL Leased Real Property has been alleged in writing by any governmental agency or third party to be in violation of, to be liable under, or to be subject to any administrative or judicial proceeding pursuant to, any Environmental Law which alleged violation or liability, if true, would have an LOL Material Adverse Effect. Neither LOL nor any LOL Subsidiary has disposed, or arranged for any third party to dispose, of any Hazardous Materials in a manner which, in the aggregate, could reasonably be expected to have an LOL Material Adverse Effect. Neither LOL nor any LOL Subsidiary has received written notice that it is a potentially responsible party for investigation of, or remedial action at, a federal or state site or sites or for response or remedial actions under any Environmental Law with respect to any matters which, in the aggregate, would have an LOL Material Adverse Effect. LOL has made available to Parent copies of all audits, environmental assessments or environmental studies undertaken in the past five (5) years by or in the possession of LOL with respect to its operations or any LOL Leased Real Property. For purposes of this Agreement the following terms shall have the following meanings: (i) "Hazardous Materials" shall mean asbestos, petroleum products, and all other materials, substances or wastes defined as "hazardous substances," "hazardous wastes," "toxic substances," "solid wastes," or listed or regulated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 et seq. ("CERCLA"); the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S)6901 et seq. ("RCRA"), and any amendments thereto; the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S)1801 et seq. ("HMTA"); the Clean Water Act, the Safe Drinking Water Act; the Atomic Energy Act; the Federal Insecticide, Fungicide, and Rodenticide Act; the Clean Air Act; and any other similar federal, state or local statute, regulation, ordinance, order, decree, or any other law or binding and applicable decision based on common law and (ii) "Environmental Laws" shall mean any and all applicable federal, state and local laws (including, without limitation, common law), statutes, ordinances, rules, regulations, judgments, orders, decrees, permits, licenses, or other binding governmental restrictions or requirements relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), the release or threatened release, discharge or emission of any Hazardous Materials or otherwise relating to the treatment, storage, disposal, transport or handling of Hazardous Materials, including, without limitation, CERCLA, RCRA and the HMTA.

          6.16.  Tax Matters. LOL has paid all federal, state, local, foreign or
                 -----------
other governmental income, franchise, payroll, F.I.C.A., unemployment, withholding, real property, personal property, sales, payroll, disability and all other taxes imposed on LOL or any LOL Subsidiary or with respect to any of their respective properties, or otherwise payable by it (including as a result of being a member of an affiliated, consolidated combined or unitary group), including interest and penalties, if any, in respect thereof (collectively, "LOL Taxes") due and owing on or prior to November 30, 1999. LOL Taxes that become due and owing before the Effective Date will be paid on or prior to the Effective Date. LOL has timely filed, or will timely file for any period ending on or before the Effective Date, all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax, and all other tax returns and reports which LOL is required to file ("LOL Tax Returns"), and all such LOL Tax Returns are or will be complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and LOL has paid all the amounts shown to be due thereon, except to the extent such failure to make such timely filings or to be complete or correct, in the aggregate, would not have an LOL Material Adverse Effect. Except as set forth in the Sellers/LOL Disclosure Letter, LOL (i) has not filed or entered into, or is otherwise not bound by, any election, consent or extension agreement that extends any applicable statute of limitations with respect to taxable periods of LOL and (ii) is not a party to any contractual obligation requiring the indemnification or reimbursement of any person with respect to the payment of any LOL Tax. No claim has ever been made or threatened by an authority in a jurisdiction in which LOL or any LOL Subsidiary does not file LOL Tax Returns that they are or may be subject to taxation by that jurisdiction, except for any such claims as, in the aggregate, would not have an LOL Material Adverse Effect. No issues have been raised by the relevant taxing authorities on audit that are of a recurring nature and that would have an LOL Material Adverse Effect. No action or proceeding is pending, or to the best knowledge of Sellers and LOL, threatened by any governmental authority for any audit, examination, deficiency, assessment or collection from LOL or any LOL Subsidiary of any LOL Taxes that are not adequately reserved for, no unresolved claim for any deficiency, assessment or collection of any LOL Taxes has been asserted against LOL or any LOL Subsidiary, and all resolved assessments of LOL Taxes have been paid or are adequately provided for in the LOL Interim Balance Sheet, except for any of the foregoing which, in the aggregate, would not have an LOL Material Adverse Effect. Neither LOL nor any LOL Subsidiary has taken any action or know of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the IRC. LOL and the LOL Subsidiaries have withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third parties. There are no liens on any of the assets of LOL or any LOL Subsidiary as a result of any Tax liabilities except for Taxes not yet due and payable. LOL has delivered to Parent complete and correct copies of all federal, state, local and foreign income or franchise Tax Returns for the last three (3) taxable periods for which such LOL Tax Returns have been filed and will deliver copies of LOL Tax Returns filed by LOL or any LOL Subsidiary after the date hereof and before the Effective Date. Neither LOL nor any LOL Subsidiary is required to file an LOL Tax Return in any state or local jurisdiction for any tax period except in the jurisdictions in which it has filed. LOL has delivered to Parent complete and correct copies of all audit reports (or portions thereof) and statements of deficiencies assessed against or agreed to by LOL or any LOL Subsidiary for any taxable period ending on or after December 31, 1995.

          6.17. Labor Matters. Neither LOL nor any LOL Subsidiary is a party to
                -------------
any collective bargaining agreement and none of the employees of LOL are represented by any labor union. Neither LOL nor Sellers are aware of any requests for voluntary recognition by any labor organization or of any pending union election petition. Except as set forth in the Sellers/LOL Disclosure Letter, there are no pending or, to the best knowledge of Sellers or LOL, threatened claims with respect to any laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, employment safety or wrongful termination, except such claims which, in the aggregate, would not have an LOL Material Adverse Effect.

          6.18.  Material Contracts. The Sellers/LOL Disclosure Letter sets
                 ------------------
forth a complete and correct list of all contracts, agreements, leases or other commitments, written or oral, absolute or contingent, to which LOL or any LOL Subsidiary is a party or by which LOL, any LOL Subsidiary or any of their respective assets is bound or affected, which involve commitments by any party thereto in excess of an aggregate of $100,000 in value (the "LOL Material Contracts"). LOL has furnished or made available to Parent a true and complete copy of each of the LOL Material Contracts. LOL has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and to the knowledge of LOL and the Sellers, is not alleged to be in default in respect of any LOL Material Contract. Each of the LOL Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to LOL or to the best knowledge of the Sellers and LOL, with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default under any LOL Material Contract. The above list of LOL Material Contracts (i) separately identifies each LOL Material Contract which is a supply contract between LOL and a supplier of goods and services, and no such supplier has given LOL any notice terminating, suspending, or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect, or otherwise reflecting a material adverse change in, the business relationship between such supplier and LOL, and (ii) separately identifies each LOL Material Contract which is with a customer to which LOL provides goods and services, and no such customer has given LOL any notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect, or otherwise reflecting a material adverse change in, the business relationship between such customer and LOL.

          6.19.  Insurance. The Sellers/LOL Disclosure Letter sets forth a
                 ---------
complete and correct list of all material insurance policies carried by, or covering, LOL or any LOL Subsidiary with respect to its business, together with, in respect of each such policy, the name of the insurer, the policy number, the expiration date thereof and each pending claim. Complete and correct copies of each such policy have previously been provided to Parent. No written notice of cancellation has been received by LOL or any LOL Subsidiary with respect to any such policy. All premiums due thereon have been paid in a timely manner and LOL has complied in all material respects with the terms and provisions of such policies. Neither LOL nor any LOL Subsidiary has been refused any insurance with respect to any aspect of the operations of the business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three (3) years. There is no claim by LOL or any LOL Subsidiary pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

          6.20.  Transactions with Related Parties. The Sellers/LOL Disclosure
                 ---------------------------------
Letter contains a complete and correct list and description of all transactions with an aggregate value of $10,000 per individual engaged in since December 31, 1997 between LOL or any LOL Subsidiary and any director, manager, officer, employee or stockholder of LOL or any LOL Subsidiary, or any of their respective spouses or children, any trust of which any such person is the grantor, trustee or beneficiary, any corporation of which any such person or party is a stockholder, employee, manager, officer or director, or any partnership or other person in which any such person or party owns an interest.

          6.21.  Conflicts of Interest. Since December 31, 1997 no Seller nor
                 ---------------------
any director, officer or employee of LOL or any LOL Subsidiary or any relative of any of them has (i) loaned to or guaranteed the loan of a third party to LOL or any LOL Subsidiary or borrowed any money from LOL or (ii) any interest in any property, real or personal whether owned or leased, tangible or intangible, including but not limited to, software, inventions, patents, trade names or trademarks used in connection with or pertaining to the business of LOL or any LOL Subsidiary or any lender, supplier, customer, sales representatives or distributor of LOL; provided, however, that such director, officer or employee or relative thereof shall not be deemed to have such interest solely by virtue of the ownership of less than five percent (5%) of any stock or indebtedness of any publicly held company, the stock or indebtedness of which is traded on a recognized stock exchange.

          6.22.  Accounts Receivable. All accounts receivable of LOL and the LOL
                 -------------------
Subsidiaries reflected in the LOL Interim Balance Sheet or existing at the date hereof (the "LOL Accounts") represent amounts due for services performed or sales actually made in the ordinary course of business and properly reflect the amounts due. The bad debt reserves and allowances reflected in the LOL Interim Balance Sheet are adequate as of the date thereof. All material LOL Accounts existing and remaining unpaid on the Effective Date will be collectible in the ordinary course of business consistent with past practice.

          6.23.  No Undisclosed Liabilities. As of the date of the LOL Interim
                 --------------------------
Balance Sheet, neither LOL nor any LOL Subsidiary has had any material liabilities or obligations (absolute, accrued, contingent or otherwise and known or unknown), that are not shown on the LOL Unaudited Financial Statements, except liabilities not required to be shown on the LOL Unaudited Financial Statements according to GAAP. Since the date of the LOL Interim Balance Sheet, neither LOL nor any LOL Subsidiary has assumed, incurred or received notice of any liabilities or obligations (absolute, accrued, contingent or otherwise and known or unknown), except liabilities or obligations (absolute, accrued, contingent or otherwise and known or unknown) assumed or incurred in the ordinary course of business and consistent with prior practice.

          6.24.  Banks. The Sellers/LOL Disclosure Schedule contains a complete
                 -----
and correct list setting forth the name of each bank in which LOL has an account, line of credit, credit facility or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto, and the name of each person holding a power of attorney from LOL.

          6.25.  Patents and Trademarks. LOL and each LOL Subsidiary owns or
                 ----------------------
possesses sufficient legal right, title to, and ownership of all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, franchises, copyrights, trade secrets, information and other proprietary rights necessary for the operation of its business as now conducted and as proposed to be conducted with no known infringement of or conflict with the rights of others. Each employee, officer and consultant of LOL and each LOL Subsidiary has executed a proprietary information and inventions agreement substantially in the form that has been delivered to Sandpiper and, except for (i) such agreements with employees, officers and consultants, and (ii) license and other agreements set forth on the Sellers/LOL Disclosure Letter and of which true and complete copies have been furnished or made available to Sandpiper by LOL, there are no outstanding options, licenses, or agreements of any kind related to the foregoing, nor is LOL or any LOL Subsidiary bound by or a party to (as licensor, licensee or otherwise) any options, licenses or agreements of any kind with respect to the patents, patent applications, licenses, trade marks, service marks, trade names, inventions, franchises, copyrights, trade secrets, information, proprietary rights and processes of any other person or entity. Neither LOL nor any LOL Subsidiary has received any communications alleging that LOL or any LOL Subsidiary has violated, or by conducting its business as proposed would violate, any of the patents, trade-marks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. Neither LOL nor any Seller is aware that any of LOL's or any LOL Subsidiary's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgement, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of LOL or that would conflict with LOL's business as proposed to be conducted now or after the Effective Date. LOL and the LOL Subsidiaries have a body of trade secrets, including know-how, concepts, computer programs and other technical data (the "LOL Proprietary Information") for the development and sale of its products. To the best knowledge of Sellers and LOL, LOL and the LOL Subsidiaries have the right to use the LOL Proprietary Information, free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have developed trade secrets or technical information similar or identical to those of LOL and the LOL Subsidiaries, although neither LOL nor Sellers are aware of any such trade secrets or information developed by others. Reasonable security measures have been taken by LOL and the LOL Subsidiaries to protect the secrecy, confidentiality and value of the LOL Proprietary Information referred to in this paragraph.

          6.26.  Year 2000. None of the products and services sold, licensed,
                 ---------
rendered, or otherwise provided by LOL and the LOL Subsidiaries in the conduct of its businesses will malfunction, will cease to function, will generate materially incorrect data or will produce materially incorrect results and will not cause any of the above with respect to the property or business of third parties using such products or services when processing, providing or receiving
(i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries, or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries, causing an LOL Material Adverse Effect. Neither LOL nor any LOL Subsidiaries has made any other representations or warranties to any third party specifically relating to the ability of any product or service sold, licensed, rendered, or otherwise provided by LOL or any of the LOL Subsidiaries in the conduct of their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries, and (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First
(21st) centuries.

          6.27.  Brokers. Except as set forth in the Sellers/LOL Disclosure
                 -------
Letter, neither Sellers nor LOL has dealt with, retained, employed or used any agent, finder, broker or other representative in any manner which could result in LOL, Parent or Newco being liable for any fee or commission in the nature of a finder's fee or originator's fee in connection with the subject matter of this Agreement.

          6.28.  Disclosure. No representation or warranty of Sellers herein and
                 ----------
no statement, information or certificate furnished or to be furnished by Sellers or their counsel, accountants or other agents pursuant hereto or in connection with the transactions contemplated hereby (including, without limitation, the Sellers/LOL Disclosure Letter) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          6.29.  Board Action. The Board of Directors of LOL has unanimously
                 ------------
determined that the transactions contemplated by this Agreement are fair to and in the best interests of LOL and LOL's stockholders, has approved this Agreement and such transactions, and has recommended the adoption of this Agreement by LOL's stockholders.

          6.30.  Stockholder Vote. The stockholders of LOL have approved the
                 ----------------
adoption of this Agreement by the affirmative vote or consent of the holders of the requisite number of outstanding shares of LOL Common Stock in accordance with Section 903 of the Business Corporation Law. In addition, any agreements or arrangements that may result in the payment of any amount or the provision of any benefit to any officer, employee, director or consultant of LOL or any LOL Subsidiary which would not otherwise be deductible by reason of Section 280G of the IRC shall have been approved by such number of LOL stockholders as is required by the terms of Section 280G(b)(5)(B) of the IRC and shall be obtained in a manner which satisfies all applicable requirements of such Section 280(G)(b)(5)(B) and the proposed Treasury Regulations thereunder, including (without limitation) Q-7 of Section 1.280G-1 of such proposed regulations.

          6.31.  Warranties Survive Effective Date. The warranties and
                 ---------------------------------
representations of Sellers herein contained shall be complete and correct on the date hereof and on the Effective Date, and shall survive the Effective Date for a twenty-four (24) month period following the Effective Date except (i) all representations and warranties with respect to Section 6.16 (Taxes) shall survive the Effective Date until ninety (90) days after the later of: (A) the final settlement of any alleged tax deficiencies or (B) the expiration of the applicable statute of limitations, together with any extensions or waivers thereof approved by Sellers, (ii) all representations and warranties with respect to Section 6.15 (Environmental Matters) shall survive the Effective Date until ninety (90) days after the expiration of the applicable statute of limitations, together with any extensions or waivers thereof approved by Sellers (each, a "Survival Date") and (iii) any claim based on an inaccuracy of a representation or the breach of a warranty which is known by Sellers to be false at the time such representation or warranty is made (a "Sellers Fraud Claim") shall survive the Effective Date until ninety (90) days after the expiration of the applicable statute of limitations, together with any extensions or waivers thereof approved by Sellers; provided, however, that if Parent and Newco provide written notice to Sellers as specified in Section 9.3 of any claim for which Parent or Newco seeks indemnification pursuant to Article IX, prior to the applicable Survival Date, the claim so made shall survive the Effective Date until resolved. Any claim not so made in writing prior to the applicable Survival Date shall be deemed to have been waived by Parent and Newco and no other party shall have further liability therefor.

                                 ARTICLE VII.

                           COVENANTS AND AGREEMENTS

          7.1. Waiver of Certain Rights of Sellers. Sellers hereby waive all
               -----------------------------------
rights of first offer, rights of first refusal, cosale rights or similar rights held by them, if any, and all notices thereof, with respect to any prior issuances of LOL Common Stock and with respect to the transactions contemplated hereby.

          7.2. Conduct Prior to the Effective Date.
               -----------------------------------

               (a)  Ordinary Course of Business. From and after the date of this
                    ---------------------------
Agreement through the Effective Date, except as set forth in the Sellers/LOL Disclosure Letter, LOL and Parent shall each conduct their respective businesses in the ordinary course and consistent in all material respects with past practice.

               (b)  Certain Actions Relating to Capital Stock. From and after
                    -----------------------------------------
the date of this Agreement through the Effective Date, neither LOL nor Parent shall, without the prior written consent of the other, (i) amend its charter or Bylaws, (ii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of shares of its capital stock,
(iii) make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock, (iv) split, combine or reclassify its outstanding shares of capital stock or (v) issue or agree to issue any shares, or rights of any kind to acquire any shares of its capital stock except (A) as contemplated by this Agreement, (B) shares issued upon the exercise or conversion of securities (including, but not limited to, stock options) outstanding on the date hereof, (C) with respect to options granted by Parent under existing option plans.

               (c)  Preserve Businesses. From and after the date of this
                    -------------------
Agreement and through the Effective Date, LOL and Parent shall use their reasonable efforts to preserve intact their respective business organizations, to keep available the services of their respective operating personnel and to preserve the goodwill of those having business relationships with each of them, including, without limitation, suppliers and customers.

               (d)  Certain Prohibited Actions.
                    --------------------------

                    (i) From and after the date of this Agreement and through the Effective Date, except as set forth in the Sellers/LOL Disclosure Letter, LOL shall not, without the prior written consent of Parent, directly or indirectly, (A) increase the compensation payable or to become payable to any officer, director, employee or consultant except in accordance with employment or consulting agreements or benefit plans set forth in the Sellers/LOL Disclosure Letter and except for increases consistent with past practice or other increases which are reasonably necessary for the operation of the business of LOL, (B) except as permitted by the foregoing clause (A), adopt or enter into any stock option, bonus, profit sharing, pension, retirement, deferred compensation, employment or other payment or employee compensation plan, agreement or arrangement, (C) grant any stock options or stock appreciation rights, (D) amend any employment agreement disclosed in the Sellers/LOL Disclosure Letter, (E) make any loan or advance to, or enter into any contract, lease or commitment with, any officer or director of LOL, except in the ordinary course of business consistent with past practice,
(F) assume, guarantee, endorse or otherwise become responsible for any material obligations of any other individual, firm or corporation or make any material loans or advances to any individual, firm or corporation, (G) except for investments in equipment and other assets in the ordinary course of business consistent with existing capital expenditure budgets, make any material investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation, (H) incur any indebtedness for borrowed money, (I) purchase or acquire any material interest in any business or any securities or assets of a business, (J) enter into any joint venture or partnership, (K) settle any material litigation, (L) accelerate payments on any indebtedness; (M) enter into, modify or amend in any material respect or take any action to terminate any material contract, except in the ordinary course of business, (N) waive, release, grant or transfer any rights of material value, except in the ordinary course of business, (O) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets other than in the ordinary course of business and consistent with past practice, (P) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except for changes required by GAAP, (Q) settle or compromise any material federal, state, local or foreign income tax proceeding or audit or (R) enter into an agreement to do any of the foregoing.

                    (ii) From and after the date of this Agreement and through the Effective Date, Parent shall not, directly or indirectly, (X) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets other than in the ordinary course of business and consistent with past practice, (Y) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except for changes required by GAAP or in connection with any registered public offering or (Z) enter into an agreement to do any of the foregoing.

          7.3. Notification.
               ------------

                    (i) Sellers and LOL shall advise Parent promptly in writing of any LOL Material Adverse Effect, any breach of the representations or warranties in Section V or Section VI, any breach of a covenant contained herein or the commencement or threat of any suit, proceeding or investigation against, relating to or involving LOL or which could otherwise affect the assets or the businesses of LOL and which in each case would, if not covered by insurance and if determined adversely to LOL, have a, LOL Material Adverse Effect.

                    (ii) Parent shall advise LOL promptly in writing of any Parent Material Adverse Effect, any breach of the representations or warranties in Section IV, any breach of a covenant contained herein or the commencement or threat of any suit, proceeding or investigation against, relating to or involving Parent or which could otherwise affect the assets or the businesses of Parent and which in each case would, if not covered by insurance and if determined adversely to Parent, have a Parent Material Adverse Effect.

          7.4. Access to Properties and Records. Each party shall afford to
               --------------------------------
the other and their respective accountants, counsel and representatives, reasonable access during normal business hours throughout the period prior to the Effective Date to all of their respective properties, books, contracts, commitments and written records, and shall make reasonably available their respective officers and employees to answer fully and promptly questions put to them (so long as such questions are not outside of the scope or purpose of this Section 7.4); provided that no investigation pursuant to this Section 7.4 shall alter any representations or warranties of any party hereto or conditions to the obligation of the parties hereto; and provided, further, that such access shall not unreasonably interfere with the normal business operations of either party. Any such investigations shall be specifically related to this Agreement and to the transactions contemplated hereby. Each party shall provide the other with reasonable notice prior to visiting any such property for the purpose of any such investigation, including notice of the purpose and reason for such investigation.

          7.5. Negotiations.
               ------------

               (a) Following the execution of this Agreement and prior to the earliest to occur of (i) the termination of this Agreement under Section X or
(ii) the Effective Date, LOL and Sellers and/or any of their respective managers, directors, partners, officers, employees or other representatives or agents shall not, directly or indirectly, communicate, solicit, initiate, encourage or participate (including furnishing non-public information concerning LOL's business, properties or assets) in any discussions or negotiations with regard to any proposal to acquire, directly or indirectly, any shares of the capital stock of LOL or to invest any funds in LOL, whether such proposal, acquisition, investment or other transaction involves a stock sale, a tender offer, exchange offer, merger or other business combination involving LOL, or for the acquisition of a substantial portion of the assets of LOL (an "Acquisition Proposal"). LOL will immediately communicate to Parent the identity of the other party and the initial terms of any proposal it or any Seller may receive from any other party in respect of an Acquisition Proposal.

               (b) The Board of Directors of LOL shall not (i) withdraw or modify, or propose to withdraw or modify, the approval or recommendation by such Board of the adoption of this Agreement, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal or (iii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal.

               (c) Sellers shall not (i) withdraw or modify, or propose to withdraw or modify, the approval by the holders of a majority of the outstanding shares of LOL of the adoption of this Agreement, (ii) approve or enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal or otherwise sell, transfer, pledge, encumber or grant any rights whatsoever in and to any LOL Common Stock or (iii) approve, or propose to approve, any Acquisition Proposal.

          7.6. Stock Options. As soon as practicable following the date of this
               -------------
Agreement and on or prior to the Effective Date, the Board of Directors of Parent (or, if appropriate, any committee administering Parent's 1999 Stock Option Plan (the "Parent Stock Plan"), shall adopt such resolutions or take such other actions as may be required to effect the following as of the Effective
Date: (i) as to those employees of the Surviving Corporation as of the Effective Date set forth on Exhibit C, grant to such persons options to purchase the respective number of shares of Parent Common Stock ("Parent Stock Options") set forth opposite their names on such Exhibit, with an exercise price per share equal to the closing selling price of

Parent Common Stock on the Effective Date and with the vesting schedule and other terms set forth in such Exhibit. Each Seller set forth on Exhibit C, following the Effective Date, shall be eligible for participation in future grants of Parent Stock Options, if any, in quantities substantially equal to those granted to employees in similar positions at Parent.

     7.7.  Employment Agreements. Prior to the Effective Date, Parent and LOL
           ---------------------
shall execute employment agreements, each in the form set forth on Exhibit D with respect to each of the persons indicated on Exhibit D.

     7.8.  Lock-up Agreement of Sellers. Notwithstanding anything contained in
           ----------------------------
the Registration Rights Agreement (as defined in Section 8.2(i)), each Seller agrees in connection with any registered underwritten public offering of Parent Common Stock completed prior to July 17, 2000 that, upon request of Parent or the underwriters managing an underwritten public offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Parent Common Stock (other than those, if any, that are included in the public offering) without the prior written consent of Parent or such underwriters, as the case may be, for such period of time (not to extend beyond July 17, 2000) as may be requested by Parent or the underwriters; provided that
(i) the officers and directors of Parent and shareholders of at least one percent (1%) of Parent's outstanding stock shall also enter into such an agreement, and (ii) such lock-up period shall in no event extend beyond July 17, 2000.

     7.9.  Commercially Reasonable Efforts. Subject to the terms and conditions
           -------------------------------
hereof, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to satisfy the conditions set forth herein as soon as practicable. No party hereto will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

     7.10. Sellers' Access. After the Effective Date, Sellers and their
           ---------------
accountants shall have reasonable access, during usual business hours and after reasonable notice, to the relevant books and records relating to the Surviving Corporation and may make copies or extracts from the relevant portions of such books and records to the extent such access, copies and extracts are reasonably required in connection with any Tax determination, the defense of any claim against the Sellers relating to the conduct of the Surviving Corporation's business prior to the Effective Date, any governmental investigation of the Sellers relating to the conduct of the Surviving Corporation's business prior to the Effective Date, or similarly relating to the conduct of the Surviving Corporation's business prior to the Effective Date or the Sellers' status as stockholders of the Surviving Corporation prior to the Effective Date. Parent agrees to retain the books and records of the Surviving Corporation relating to its operations prior to the Effective Date for at least two (2) years after the Effective Date.

     7.11. Cooperation and Exchange of Information. The parties hereto agree to
           ---------------------------------------
provide each other with such cooperation and information as either of them reasonably may request of the other in connection with (a) the preparation of any Tax return of the Surviving Corporation or with respect to the Surviving Corporation's operations or assets, (b) determining any Taxes or right to a refund of Taxes of the Surviving Corporation or with respect to the Surviving Corporation's operations or assets, (c) responding to any examination of Tax returns of the Surviving Corporation or with respect to the Surviving Corporation's operations or assets, (d) defending or prosecuting any proceeding in respect of Taxes assessed or proposed to be assessed against the Surviving Corporation or with respect to the Surviving Corporation's operations or assets and (e) the defense of any litigation or other proceeding relating to the business or assets of the Surviving Corporation whether existing on the Effective Date or arising thereafter out of, or relating to, an occurrence or event happening before or after the Effective Date.

     7.12. Release of Guarantees. Parent shall use its reasonable best efforts
           ---------------------
to obtain, within thirty (30) days of the Effective Date, the release of Debra LaChance from her personal guaranty of (i) indebtedness of LOL under the Installment Promissory Note, dated September 1, 1999, by and between Republic National Bank of New York and LOL; and (ii) indebtedness of LOL under the Agreement, dated April 1999, by and between Service Comp Business System Inc. and LOL.

     7.13. Bonus Payments. Parent and LOL agree that fifty percent (50%) of Net
           --------------
Income (as hereinafter defined) shall be paid to certain employees of LOL as bonus payments following the Effective Date. Within twenty one (21) days after the Effective Date, the Treasurer of LOL (as of immediately prior to the Effective Date) shall deliver to Parent a certificate (the "Net Income Certificate") stating (i) his calculation of Net Income of LOL for the period beginning on February 1, 1999 and ending on the Effective Date, and (ii) a list of employees and their respective bonus payments, which in the aggregate shall equal fifty percent (50%) of Net Income. Within five business days after receipt by Parent of the Net Income Certificate, Parent shall cause the Surviving Corporation to make, and the Surviving Corporation shall make the payments specified therein to each employee listed on the Net Income Certificate, net of applicable withholding taxes, provided that such individual is an employee of LOL immediately prior to the Effective Date.

           (a) As used herein, "Net Income" shall mean LOL's net income, before taxes, determined in accordance with GAAP, as consistently applied from prior periods, for the period beginning on February 1, 1999 and ending on the Effective Date.

           (b) Promptly following receipt of the Net Income Certificate and the determination of Net Income, as provided in paragraph (a) above, Parent shall review the same and, within 30 days after such receipt, Parent shall deliver to Alan Schatten, or, if he is unable to act as such for any reason, Debra LaChance, as the seller representative (the "Seller Representative") a certificate setting forth its acceptance of, or objections to, the Net Income Certificate and the determination of Net Income, together with a summary of the reasons therefor and adjustments which, in its view, are necessary to eliminate such objections. If Parent accepts the Net Income Certificate and the determination of Net Income (or does not so object within such 30-day period), the determination of Net Income by the former Treasurer of LOL shall be deemed final and binding on all the parties as of such thirtieth day.

           (c) To the extent Parent objects within such 30-day period to the Net Income Certificate, Parent and the Seller Representative shall use reasonable efforts during the following 30-day period to resolve any such objections. If Parent and the Seller Representative resolve all such differences and each sign a certificate to that effect, the Net Income Certificate and the determination of Net Income, as so adjusted, shall be deemed final and binding for purposes of this Agreement. If Parent and the Seller Representative resolve none or some of such differences, the items as to which the parties have agreed shall be final and binding for purposes of this Agreement and the remaining items shall be determined as provided in Section 7.14 hereof.

                (d)  In the event of any adjustment pursuant to this Section
7.13 or Section 7.14 to the amount of Net Income, fifty percent (50%) of the amount of such adjustment shall be reflected as a pro rata adjustment to the
                                                  --- ----
Cash Consideration to be paid to the Sellers pursuant to Section 2.1, based on the proportion of their former stock ownership of LOL.

          7.14. Resolution of Differences. (a) To resolve those differences that
                -------------------------
are not resolved in Section 7.13, Parent and the Sellers shall jointly retain an independent accounting firm, acting through one or more audit partners knowledgeable in businesses comparable to that of LOL, and using such dispute resolution procedures as the parties may agree (or, in the absence of such agreement, as such accounting firm shall determine in its discretion), to review and resolve any remaining differences and to deliver a written report to Parent and the Sellers setting forth:

          (i)   its determination of such remaining differences; and

          (ii) its determination of Net Income, after giving effect to any adjustments agreed by the parties.

Said firm shall be instructed by both Parent and the Sellers to deliver its written report not later than 30 days after expiration of the 30-day period referred to in Section 7.13.

          The Net Income Certificate and the determination of Net Income, after giving effect to such further adjustments, if any, set forth in such written report, shall be deemed final and binding as of the date such written report is provided to the parties by such accounting firm, and any adjustments to the amount of Net Income shall be payable in accordance with Section 7.13(d).

                (a) (b) The parties shall make available to each other and their respective accountants, and, if applicable, said additional accounting firm, such books, records and other information (including work papers) as any of them may reasonably request to conduct the reviews described herein. The fees and expenses of each party's accountants related to the determinations to be made pursuant to this Section 7.14 shall be borne by such party and the fees and expenses of the accounting firm mutually selected pursuant to paragraph (a) above, if any, shall be borne equally by Parent and the Sellers.

          7.15. NNM Listing. On or prior to the Effective Date, or as soon as
                -----------
practicable thereafter, Parent shall obtain authorization for listing on the NNM of the shares of Parent Common Stock issuable in connection with the Merger.

                                 ARTICLE VIII.

                             CONDITIONS PRECEDENT

          8.1.  Conditions to Each Party's Obligation to Effect the Merger. The
                ----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

                (a)  No Injunctions. No United States or state governmental
                     --------------
authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

                (b)  No Proceedings. There shall not have been instituted or
                     --------------
pending any action or proceeding by or before any court or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority, nor shall there be any determination by any government, governmental authority, regulatory or administrative agency or commission which, in either case, would require either party to take any action or do anything in connection with the foregoing which would result in a material adverse effect to their respective businesses or materially impair Parent's or the Surviving Corporation's ownership or operation of all or a material portion of the business or assets of LOL or compel Parent to dispose of all or a material portion of the business or assets of Parent.

          8.2.  Conditions to the Obligation of Sellers and LOL to Effect the
                -------------------------------------------------------------
Merger. The obligation of Sellers and LOL to effect the Merger shall be subject
------
to the fulfillment on or prior to the Effective Date of the following additional conditions:

                (a)  Performance. Parent and Newco shall have performed in all
                     -----------
material respects their respective obligations under this Agreement required to be performed by them on or prior to the Effective Date pursuant to the terms hereof.

                (b)  Representations and Warranties. All representations and
                     ------------------------------
warranties of Parent and Newco in this Agreement which are qualified with respect to a Parent Material Adverse Effect or materiality shall be true and correct, and all representations and warranties of Parent and Newco in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as if such representations and warranties were made as of the Effective Date, except to the extent any such representation or warranty is made on the date hereof and as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                (c)  No Material Adverse Change. Since the date of this
                     --------------------------
Agreement, there shall not have been any material adverse change in the financial condition, results of operations, properties or business of Parent.

               (d)  Officer's Certificate. If the Effective Date is a date other
                    ---------------------
than the date hereof, each of Parent and Newco shall have delivered a certificate of its President or Vice President to the effect set forth in paragraphs (a), (b) and (c) of this Section 8.2.

               (e)  Employment Agreements. LOL and Parent shall have executed
                    ---------------------
employment agreements relating to each of the persons identified on Exhibit D.

               (f)  Opinion. Sellers shall have received from Brobeck, Phleger &
                    -------
Harrison LLP, counsel for Parent and Newco, an opinion, dated the Effective Date, substantially in the form set forth as Exhibit E.

               (g)  Consents. All third-party consents, the failure of which
                    --------
would cause a Parent Material Adverse Effect, shall have been obtained.

               (h)  Registration Rights Agreement. Parent shall have executed
                    -----------------------------
and delivered a Registration Rights Agreement substantially in the form of Exhibit F hereto (the "Registration Rights Agreement").

          8.3. Conditions to Obligation of Parent and Newco to Effect the
               ----------------------------------------------------------
Merger. The obligation of Parent and Newco to effect the Merger shall be subject
------
to the fulfillment on or prior to the Effective Date of the following additional conditions:

               (a)  Performance. Sellers and LOL shall have performed in all
                    -----------
material respects their respective obligations under this Agreement required to be performed by them on or prior to the Effective Date pursuant to the terms hereof.

               (b)  Representations and Warranties. All representations and
                    ------------------------------
warranties of Sellers and LOL in this Agreement which are qualified with respect to an LOL Material Adverse Effect or materiality shall be true and correct, and all representations and warranties of Sellers and LOL in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as if such representations and warranties were made on the date hereof and as of the Effective Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

               (c)  No Material Adverse Change. Since the date of this
                    --------------------------
Agreement, there shall not have been any material adverse change in the financial condition, results of operations, properties or business of LOL; provided, however, that the parties hereto acknowledge and agree that any loss of network development business or revenues from Apple Computer, Inc. shall not, individually or when aggregated with other events, constitute a material adverse change in the financial condition, results of operations, properties or business of LOL.

               (d)  Officer's Certificate. If the Effective Date is a date other
                    ---------------------
than the date hereof, LOL shall have delivered a certificate of its President or Vice President to the effect set forth in paragraphs (a), (b) and (c) to this
Section 8.3.

               (e)  Consents. All third-party consents, the failure of which
                    --------
would cause an LOL Material Adverse Effect, shall have been obtained.

               (f)  Employment Agreements. Each of the persons identified on
                    ---------------------
Exhibit D shall have entered into employment agreements with LOL and Parent.

               (g)  Opinion. Parent shall have received from Rosenman & Colin
                    -------
LLP, counsel for Sellers and LOL, an opinion, dated the Effective Date, substantially in the form set forth as Exhibit G.

               (h)  Registrations Right Agreement. Each of the Sellers shall
                    -----------------------------
have executed and delivered the Registration Rights Agreement.

               (i)  Noncompetition Agreements. Each of the Sellers shall have
                    -------------------------
executed and delivered a Noncompetition Agreement substantially in the form of Exhibit H hereto.

               (j)  Amendment to HA-LO Agreement. LOL and HA-LO Sports, Inc.
                    ----------------------------
shall have entered into an amendment to the agreement dated August 12, 1999 between LOL and HA-LO S ports, Inc. in form and substance satisfactory to Parent.

               (k)  Termination of Employment Agreements. Carol Simpson, Thomas
                    ------------------------------------
Lyons and Ken Rivera shall have (i) agreed to terminate their respective employment agreements with LOL and (ii) released LOL, the Sellers and Parent from any liability with respect to such employment agreements, in form and substance satisfactory to Parent.

                                  ARTICLE IX.

                                INDEMNIFICATION

          9.1. Indemnification of Parent and Newco. Subject to the limitations,
               -----------------------------------
restrictions and conditions set forth in this Agreement, Sellers severally shall indemnify Parent, Newco and LOL and hold them harmless from and against any and all damages, losses, deficiencies, actions, judgments, costs, expenses, debts, liabilities and obligations (including reasonable attorneys' and accountants' fees) (collectively, "Claims") of or against Parent, Newco or LOL resulting from or arising out of any misrepresentation or breach of any warranty made by Sellers in Section V. Subject to the limitations, restrictions and conditions set forth in this Agreement, the Principal Sellers jointly and severally shall indemnify Parent, Newco and LOL and hold them harmless from and against any and all Claims of or against Parent, Newco or LOL resulting from or arising out of
(i) any misrepresentation or breach of any warranty made by the Principal Sellers in Section VI or (ii) any breach, default in performance or nonfulfillment of any covenant or agreement which is to be performed by Sellers under this Agreement.

          9.2. Indemnification of Sellers. Parent and Newco jointly and
               --------------------------
severally shall indemnify Sellers and hold them harmless from and against any and all Claims of or against Sellers resulting from or arising out of (i) any misrepresentation or breach of warranty of Parent and Newco contained herein,
(ii) any breach, default in performance or nonfulfillment of any covenant or agreement which is to be performed by Parent and Newco under this Agreement or
(iii) the termination of employment agreements described in Section 8.3(k).

          9.3. Procedure Relative to Indemnification.
               -------------------------------------

               (a) In the event that any party hereto shall claim that it is entitled to be indemnified pursuant to the terms of this Section IX, it (the "Claiming Party") shall so notify the party against which the claim is made (the "Indemnifying Party") in writing of such claim promptly (i) after discovery of the facts supporting the claim or (ii) receipt of a written notice of any claim of a third party (a "Third-Party Claim") that may reasonably be expected to result in a claim by such party against the party to which such notice is given, as the case may be. Such notice shall specify the breach of representation, warranty, covenant or agreement claimed by the Claiming Party and the liability, loss, cost or expense incurred by or imposed upon or expected to be incurred by or imposed upon the Claiming Party on account thereof. If such liability, loss, cost or expense is liquidated in amount, the notice shall so state. If the amount is not liquidated, the notice shall so state and in such event a claim shall be deemed asserted against the Indemnifying Party on behalf of the Claiming Party, but no payment shall be made on account thereof until the amount of such claim is liquidated and the claim is finally determined.

               (b) The Indemnifying Party may, upon receipt of written notice of a Third-Party Claim and at its expense, defend such claim in its own name or, if necessary, in the name of the Claiming Party, unless the aggregate potential liability of the Claiming Party exceeds the aggregate potential liability of the Indemnifying Party (calculated assuming indemnification by the Indemnifying Party with reference to the limitations set forth in Section 9.4), in which event the Indemnifying Party shall only have the right to defend the Third-Party Claim with the consent of the Claiming Party, but shall have the right to participate at its expense in the defense thereof. The Claiming Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested of it, and the Claiming Party shall have the right, at its expense, to participate in the defense. The Indemnifying Party shall have the right to settle and compromise such claim only with the consent of the Claiming Party which consent shall not be unreasonably withheld.

               (c) In the event the Indemnifying Party shall fail or not have the right to assume the defense under Section 9.3(b), or shall notify the Claiming Party that it shall refuse to conduct a defense against a Third-Party Claim, then the Claiming Party shall have the right to conduct a defense against such claim, and with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld), shall have the right to settle and compromise such claim. Once the amount of such claim is liquidated and the claim is finally determined, the Claiming Party shall be entitled to pursue each and every remedy available to it at law or in equity to enforce the indemnification provisions of this Section IX and, in the event such amount is determined, or the Indemnifying Party agrees, that it is obligated to indemnify the Claiming Party for such claim, the Indemnifying Party agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees which may be incurred by the Claiming Party in defending such claim and in attempting to enforce indemnification under this Section IX, whether the same shall be enforced by suit or otherwise.

          9.4. Limits on Indemnification Claims by Sellers.
               -------------------------------------------

               (a) Basket. Except with respect to Claims for breaches of
                   ------
representations or warranties contained in Section V, Section 6.3, Section 6.4,
Section 6.16

(Taxes) or a Sellers Fraud Claim, Sellers shall not be required to provide indemnification under Section 9.1 unless the damages for all such Claim(s) of indemnification shall exceed in the aggregate Five Hundred Thousand Dollars ($500,000), but upon reaching such amount, indemnification shall be from the first dollar to the full extent of all damages.

                (b)  Maximum Amount of Indemnification.  Except with respect to
                     ---------------------------------
claims for breaches of representations or warranties which arise as a result of a Sellers Fraud Claim or those representations or warranties contained in
Section V or Section 6.16 (Taxes) for which there shall be no limit, in no event shall the aggregate liability of Sellers with respect to all claims of indemnification by Parent and Newco exceed the aggregate amount of Fifty Million Dollars ($50,000,000); provided, however, that in no event shall the aggregate liability of any individual Seller with respect to all claims of indemnification by Parent and Newco exceed the aggregate value, as of the date hereof (and based on a price per share of Parent Common Stock of $55.66), of the Merger Consideration received by such Seller.

          9.5.  Limits on Indemnification Claims by Parent and Newco.
                ----------------------------------------------------

                (a)  Basket.  Except with respect to Claims for a Parent Fraud
                     ------
Claim, Parent and Newco shall not be required to provide indemnification under
Section 9.2 unless the damages for all such Claim(s) of indemnification shall exceed in the aggregate Five Hundred Thousand Dollars ($500,000), but upon reaching such amount, indemnification shall be from the first dollar to the full extent of all damages.

                (b)  Maximum Amount of Indemnification. Except with respect to
                     ---------------------------------
claims for breaches of representations or warranties which arise as a result of a Parent Fraud Claim for which there shall be no limit, in no event shall the aggregate liability of Parent and Newco with respect to all claims of indemnification by Sellers exceed the aggregate amount of Fifty Million Dollars ($50,000,000).

          9.6.  Sole Remedy. The sole and exclusive monetary remedy of the
                -----------
parties for any and all claims with respect to the transactions contemplated herein, whether under or as a result of this Agreement or otherwise, shall be the indemnity set forth in this Section IX, as limited by the provisions set forth in this Section IX. Any Claim or request for indemnification not submitted in writing prior to the expiration of the applicable survival period of the warranty, representation or covenant on which such Claim or request is based shall be deemed to have been waived and no party shall have any further liability with respect thereto.

                                  ARTICLE X.

                            TERMINATION AND WAIVER

          10.1. Termination. This Agreement may be terminated and the Merger
                -----------
contemplated herein may be abandoned at any time prior to the Effective Date:

                (a)  By the mutual written consent of Parent and LOL; or

                (b)  By Parent or LOL:

                     (i) If any court or governmental body or agency thereof shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby; or

                     (ii) If the Merger shall not have occurred on or before February 15, 2000; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date.

          10.2. Effect of Termination. In the event of termination of this
                ---------------------
Agreement, this Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto, except for Section 11.1,
Section 11.2 and Section 11.4 and this Section 10.2, which shall remain in full force and effect and which shall survive such termination, and provided that no such termination shall relieve any party hereto from liability for any breach by such party of this Agreement.

          10.3. Waiver. At any time prior to the Effective Date, the parties
                ------
hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other party with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XI.

                                 MISCELLANEOUS

          11.1. Expenses and Fees. LOL will pay all actual legal and accounting
                -----------------
fees and expenses incurred by or on behalf of Sellers up to an aggregate of One Hundred Thousand Dollars ($100,000). It is understood by the parties that such amount does not include any expenses incurred by or on behalf of LOL or the Sellers in connection with LOL's and the Seller's negotiations of a possible transaction with Sandpiper Networks Inc which have been previously paid by LOL, but does include expenses in connection with (i) LOL's engagement agreement dated October 18, 1999 with Veronis, Suhler & Associates Inc., and (ii) LOL's consulting agreement dated August 11, 1999 and letter agreement dated September 14, 1999, each with Beverly Westle. Sellers will be responsible for, and shall pay, all fees incurred by or on behalf of LOL and the Sellers in excess of such amount; provided, however, that if this Agreement is terminated and the Merger is not consummated for any reason, each party hereto shall bear its own fees and expenses. Parent shall be responsible for all fees incurred by or on behalf of Parent or Newco in connection with this Agreement and the transactions contemplated hereby.

          11.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and (i) delivered personally, (ii) mailed by registered or certified mail (postage prepaid, return receipt requested) or (iii) sent by telecopier to the parties as follows:

                         (i)   if to Parent or Newco to:

                               Digital Island, Inc.
                               45 Fremont St.
                               Suite 1200
                               San Francisco, CA 94104
                               Attention: President
                               Telecopier No.: (415) 228-4141

                               with copies to:

                               Brobeck, Phleger & Harrison LLP

                               1633 Broadway, 47th Floor
                               New York, NY  10019
                               Attention: Eric Simonson, Esq.
                               Telecopier No.: (212) 586-7878

                         (ii)  if to LOL, to:

                               Live On Line, Inc.
                               Suite 848
                               150 5th Avenue
                               New York, New York  10011
                               Attention: President
                               Telecopier No.: (212) 741-3748

                               with copies to:

                               Rosenman & Colin LLP
                               575 Madison Avenue
                               New York, New York 10022
                               Attention: Wayne A. Wald, Esq.
                               Telecopier No.: (212) 940-8776

or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered, mailed or sent.

          11.3.  Headings. The headings contained in this Agreement are inserted
                 --------
for convenience only and do not constitute a part of this Agreement.

          11.4.  Publicity.  No party shall, or shall cause or permit any of its
                 ---------
affiliates to, issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement except (i) with the consent and approval of the other party or (ii) to the extent such party believes that such disclosure is required by applicable law, in which event, such party shall, to the extent possible, consult with the other party prior to any such press release or announcement.

          11.5.  Entire Agreement. This Agreement, the Exhibits hereto and the
                 ----------------
other agreements referred to herein, including, without limitation, the Sellers/LOL Disclosure Letter, constitute the entire agreement among the parties, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          11.6.  Assignment. This Agreement and all of the provisions hereof
                 ----------
shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

          11.7.  Counterparts. This Agreement may be executed in one or more
                 ------------
counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          11.8.  Severability. In the event that any provision of this Agreement
                 ------------
shall be deemed contrary to law, void, voidable or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the parties, and the void, voidable, invalid or unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

          11.9.  Governing Law. The validity and interpretation of this
                 -------------
Agreement shall be governed by the laws of the State of New York, without reference to the conflict of laws principles thereof.

          11.10. Facsimile Copy. This Agreement may be executed in facsimile
                 --------------
copy with the same binding effect as an original.

          IN WITNESS WHEREOF, Digital Island, Inc., LOL Acquisition Corp., Sellers and Live on Line, Inc. have caused this Agreement to be signed by their respective officers thereunto duly authorized or themselves, all as of the date first written above.



                              DIGITAL ISLAND, INC.

                              By: /s/ T.L. Thompson
                                 ------------------------------------

                              Name: T.L. Thompson
                                   ----------------------------------

                              Title: CEO
                                    ---------------------------------

                              LOL ACQUISITION CORP.


                              By: /s/ Leo S. Spiegel
                                 ------------------------------------

                              Name: Leo S. Spiegel
                                   ----------------------------------

                              Title: President
                                    ---------------------------------


                              LIVE ON LINE, INC.


                              By: /s/ Debra LaChance
                                 ------------------------------------

                              Name: Debra LaChance
                                   ----------------------------------

                              Title: Pres. & CEO
                                    ---------------------------------

                              SELLERS

                              /s/ Adam Cohen
                              ---------------------------------------
                              Adam Cohen

                              /s/ Michael J. Fiorentino
                              ---------------------------------------
                              Michael J. Fiorentino

                              /s/ Debra LaChance
                              ---------------------------------------
                              Debra LaChance

                              /s/ Alan Schatten
                              ---------------------------------------
                              Alan Schatten

                              /s/ Victor Starsia
                              ---------------------------------------
                              Victor Starsia

                              /s/ Jennifer Sultan
                              ---------------------------------------
                              Jennifer Sultan